KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                           NEW YORK, N.Y. 10022-3852
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                                                          WRITER'S DIRECT NUMBER
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                                                 October 15, 1999

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                      Re:    The Victory Portfolios
                             Post-Effective Amendment No. 54
                             File Nos. 33-8982; 811-4852
                             --------------------------------

Gentlemen:

        We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 54 to Registration Statement No. 33-8982. In addition, we incorporate by reference: (1) our Opinion and Consent as to the legality of the securities being registered, filed on November 19, 1998 as an Exhibit to Post-Effective Amendment No. 44 (accession number 0000922423-98-001315); and (2) our Opinion and Consent as to the legality of the Class G Shares of the Gradison Government Reserves Fund and the Established Value Fund, filed on April 1, 1999 as an Exhibit to Post-Effective Amendment No. 50 (accession number 0000922423-99-00490).

                                            Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP